UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2003

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Signs Definitive Agreement with the Health Alliance to Acquire
Alliance Lab and to Provide Laboratory Testing Services

LabOne, Inc. (Nasdaq: LABS), announced today that it has signed a definitive agreement to acquire Alliance Laboratory Services from the Health Alliance, Cincinnati. The transaction will also include a long-term commitment by the Health Alliance to obtain medical testing from LabOne. The Health Alliance will retain ownership of its six hospital-based immediate response laboratories, under the management of LabOne. Terms of the agreement were not disclosed. The companies anticipate a closing by early January 2004, subject to the satisfactions of all conditions within the agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: December 1, 2003	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer